                                                                 EXHIBIT 99.4 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

PROXY

                                 MEDISYS, INC.
                             4550 WEST 77TH STREET
                             EDINA, MINNESOTA 55435

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints and constitutes WILLIAM J. BRUMMOND and DAVID J. BYRD, and each of them, jointly and severally, as proxies, with full power of substitution, to vote all of the shares of HealthInfusion Common Stock which the undersigned is entitled to vote, at the Special Meeting of Shareholders of HealthInfusion, Inc., to be held on July 8, 1994, at 10:00 a.m., local time, at the Miami Hilton Airport Hotel and Marina, 5101 Blue Lagoon Drive, Miami, Florida, and at any adjournment thereof, in the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the matters set forth on the reverse side.

                   Continued and to be signed on reverse side

                                                                SEE REVERSE SIDE

PLEASE MARK
VOTES AS IN THIS
EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                                                   FOR     AGAINST     ABSTAIN
1. Proposal to approve the Agreement and Plan of Merger dated as of February 6,    / /        n           n
   1994, as amended, among T2 Medical, Inc., Curaflex Health Services, Inc.,
   HealthInfusion, Inc., Medisys, Inc., Coram Healthcare Corporation (formerly
   CHM Holding Corporation), T2 Acquisition Company, CHS Acquisition Company,
   HII Acquisition Company and MI Acquisition Company.
2. Proposal to approve the Coram Healthcare Corporation 1994 Stock Option/Stock    / /        n           n
   Issuance Plan.
3. Proposal to approve the Coram Healthcare Corporation Employee Stock Purchase    / /        n           n
   Plan.
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                                                                                   MARK HERE FOR      / /
                                                                                   ADDRESS CHANGE
                                                                                   AND NOTE AT LEFT

                                        Please sign exactly as name appears on
                                        stock certificate. When shares are held
                                        by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.
PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY CARD PROMPTLY USING THE
ENCLOSED POSTAGE PREPAID ENVELOPE

                                   Signature: Date
                                   Signature: Date

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